UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

Commission File Number: 000-56603

Sky Century Investment, Inc.
(Exact name of registrant as specified in its charter)

Nevada	45-5243254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 Emerald Vista Way #233, Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

(205) 238 7735

info@skygcbd.com

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03Material Modification to Rights of Security Holders

Item 5.03Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 5, 2025, the Board of Directors of Sky Century Investment, Inc. (the “Company”) approved a reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock par value $0.001 per share (the “Common Stock”). The Reverse Stock Split was approved (the “Corporate Action”) by a majority of the Company’s shareholders (holding 52,89% of the outstanding common stock) at a meeting held on May 5, 2025.

The Reverse Stock Split will be effectuated at a ratio of 1-for-100 (i.e., every 100 (one hundred) shares of common stock will be converted into 1 (one) share of common stock).

The Company intends to immediately file an Issuer Company-Related Action Notification Form with FINRA to reflect the Reverse Stock Split. At or after the filing with FINRA, the Company will file an Amendment to its Articles of Incorporation with the State of Nevada to effect the Corporate Action. Immediately prior to the Reverse Stock Split, there are 223,548,220 shares of common stock outstanding and immediately after the Reverse Stock Split, there will be 2,235,482 shares of common stock outstanding.

Item 8.01Other Events.

In connection with the Reverse Stock Split, the Company will notify shareholders of the Reverse Stock Split and provide instructions for exchanging their shares in accordance with applicable laws and regulations. The Company’s transfer agent, VStock Transfer, LLC, will act as the exchange agent for the Reverse Stock Split and will distribute new share certificates (if applicable) to shareholders who hold physical certificates. Shareholders holding shares in book-entry form will have their accounts adjusted accordingly.

The Company expects the Reverse Stock Split to have the following effects:

•The Company’s Common Stock will continue to trade on the OTC marketplace under the ticker symbol “SKYI”; a new CUSIP number will be issued for the Company` new Common Stock after the effective date of the Reverse Stock Split.

•The Reverse Stock Split is expected to increase the per-share price of the Company’s Common Stock, making it more attractive to institutional investors and potentially improving liquidity in the market for the Company’s shares;

•The Reverse Stock Split will reduce the number of outstanding shares but will not affect the proportional ownership of shareholders, except for the elimination of fractional shares, as described below.

Fractional Shares: The Company does not have any shareholders with fractional shares as of the effective date of the Reverse Stock Split. As such, no cash payments or adjustments for fractional shares will be necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY CENTURY INVESTMENT, INC.

Date: May 6, 2025	By:	/s/ Nataliia Petranetska
	Name:	Nataliia Petranetska
	Title:	President, Director, Treasurer & Chief Executive and Financial Officer